                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in this Post Effective No. 1 to Registration Statement on Form S-3 our report dated October 16, 1998 relating to the financial statements of Inktomi Corporation as of September 30, 1997 and 1998, and for the period from February 2, 1996 (date of inception) to September 30, 1996, and the years ended September 30, 1997 and 1998, which appear in the Inktomi Corporation Annual Report on Form 10-K for the year ended September 30, 1998.

                                          PricewaterhouseCoopers LLP

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
October 21, 1999